                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                    SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN
                                CALIFORNIA, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 3, 1997, UNLESS EXTENDED.

     DPB Acquisition Corp., a Delaware corporation ("Purchaser") and wholly owned subsidiary of Dr Pepper Bottling Company of Texas, a Texas corporation ("Parent"), has offered to purchase all of the outstanding shares of common stock, $.01 par value (the "Shares"), of Seven-Up/RC Bottling Company of Southern California, Inc., a Delaware corporation (the "Company"), at a purchase price of $12.00 per share, net to the Seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 7, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer if certificates representing the Shares (the "Certificates") are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See "Procedure for Tendering Shares -- Guaranteed Delivery" in the Offer to Purchase.

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
                  By Mail:                              By Hand/Overnight Delivery:
                P.O. Box 798                                   120 Broadway
               Midtown Station                                  13th Floor
             New York, NY 10018                             New York, NY 10271
          Attention: Reorganization                      Attention: Reorganization
                 Department                                     Department
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                            Facsimile Transmission:
                                 (201) 329-8936
                        (For Eligible Institutions Only)
                      Confirm By Telephone: (201) 296-4209

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

     The undersigned hereby tenders to DPB Acquisition Corp., a Delaware corporation ("Purchaser") and wholly owned subsidiary of Dr Pepper Bottling Company of Texas, a Texas corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 7, 1997 (the "Offer to Purchase"), and related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares (as defined in the Offer to Purchase) indicated below pursuant to the guaranteed delivery procedures set forth under "Procedure for Tendering Shares -- Guaranteed Delivery" in the Offer to Purchase.

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
Number of Shares:                                      Name(s) of Record Holder(s):
                  ---------------------------------
Certificate Nos. (if available):                       ----------------------------------------------------
                                ---------------------
-----------------------------------------------------  ----------------------------------------------------
Check ONE box if Shares will be tendered by                                          (Please type or Print)
book-entry transfer:                                   Address(es):
                                                                    ---------------------------------------
[ ] The Depository Trust Company                       ----------------------------------------------------
[ ] Philadelphia Depository Trust Company              (Zip Code)
                                                       Area Code and Tel. No.:
Account Number: ----------------------------------                             ----------------------------
                                                       Signature(s):
                                                                     --------------------------------------
Dated: , 199__
                                                       ----------------------------------------------------
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, an Eligible Institution (as such term is defined under "Procedure for Tendering Shares -- Guaranteed Delivery" in the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined under "Procedure for Tendering
Shares -- Book-Entry Transfer" in the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, all by 5:00 p.m. on the third business day after the date hereof.

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
Name of Firm: ---------------------------------------  ----------------------------------------------------
                                                                                     (Authorized Signature)
Address: --------------------------------------------  Name: ----------------------------------------------
                                                                                     (Please type or print)
-----------------------------------------------------  Title:
                                           (Zip Code)  ----------------------------------------------------
Area Code and Tel. No.:                                Dated:                                  , 199
                        -----------------------------        ---------------------------------      -------
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR
      LETTER OF TRANSMITTAL.